SUN POWER CORPORATION
Kelowna, British Columbia	FOR IMMEDIATE RELEASE	October 15, 2003

OTC BB Symbol: SNPW

Sun Power Reports on La Verde Project

Sun Power Corporation (the "Corporation")OTC:BB "SNPW" and Berlin Stock Exchange "SJP" has been advised by the President of its Mexican subsidiary, Recursos Minerales Cardenal, S. de R.L. de C.V., that its option to purchase the La Verde Silver Mine has expired. The Company is reviewing its options in this matter, including the presentation of an alternative offer to the mine owners as well as alternative resource property acquisitions.

Management strongly believes that the current situation is directly attributable to the failure of its European financial advisor to act as represented by them in the sale of the Company's rated debenture. In management's opinion, the financial advisor seriously misrepresented its capability under its past exclusive agreement and the Company fully intends to hold the financial advisor responsible and is seeking legal opinion to its recourse.

FOR FURTHER INFORMATION:

Mr. Andrew Schwab, Ph. 1-800-537-4099

Email: aschwab@silk.net